UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2019

North Springs Resources Corp.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-167217	68-0678790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11705 Boyette Road, Suite 437
Riverview, FL 33569

(Address of Principal Executive Offices) (Zip Code)

818-699-4098

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Preferred – Common	NSRS	OTC

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2019, the company entered into an Asset purchase Agreement (The Agreement) with Medical Cannabis a private company (MCI) MCI holds various options to Acquire several MMJ/Cannabis companies through-out the United States – Oregon and California. Under the terms of the Agreement, the company acquired 88% of all the products. The company has agreed to pay the purchase price of $1,000,00 over a period of 1.5 years. The Agreement is attached hereto as Exhibit 1.01 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 24, 2019 the company stock issued to Mr. Pulver for back salaries, Mr. Pulver has agreed and return 150,000,000 share back to treasury.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

Attached hereto as Exhibits:

Exhibit
99.1	08/07/2019	Attorney Letter with Respect to Current Information - Legal Opinion Regarding - CURRENT information through Aug, 2019*
99.2	08/06/2019	Annual Report - Annual Report & DS for the Twelve Month Periods Ending April 30, 2019 and April 30, 2018*
99.3	07/22/2019	Quarterly Report - Quarterly Report & DS for the Three Month Periods Ending July 31, 2019 and July 31, 2018*

* Incorporated by reference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Springs Resources Corp.

Date: August 8, 2021	By:	/s/ John Vivian
	Name:	John Vivian
	Title:	President & CEO